UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 1, 2018

MCBC Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Cherokee Cove Drive
Vonore, Tennessee	37885
(Address of Principal Executive Offices)	(Zip Code)

(423) 884-2221
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Fourth Amended and Restated Credit Agreement

On October 1, 2018, MCBC Holdings, Inc., a Delaware corporation (the “Company” or the “Purchaser”) and its wholly-owned subsidiaries, MasterCraft Boat Company, LLC, a Delaware limited liability company (“MasterCraft”), MasterCraft Services, LLC, a Tennessee limited liability company (“Services”), MasterCraft International Sales Administration, Inc., a Delaware corporation (“Sales Administration”), Nautic Star, LLC, a Mississippi limited liability company (“Nautic Star”), NS Transport, LLC, a Mississippi limited liability company (“NS Transport”), and Crest Marine, LLC, a Michigan limited liability company (“Crest” and, together with MasterCraft, Services, Sales Administration, Nautic Star and NS Transport, each a “Borrower”) entered into a Fourth Amended and Restated Credit and Guaranty Agreement by and among the Borrowers, the Company, as a guarantor, Fifth Third Bank, as the agent and letter of credit issuer, and the lenders party thereto (the “Amended Credit Agreement”), to become effective upon the closing of the Acquisition (defined below).  The Amended Credit Agreement replaces the Company’s Third Amended and Restated Credit Agreement, dated October 2, 2017.  The Amended Credit Agreement provides the Company with an $190 million senior secured credit facility, consisting of a $75 million term loan and a $80 million term loan (the “Term Loans”) and a $35 million revolving credit facility (the “Revolving Credit Facility”).

The Amended Credit Agreement bears interest, at the Company’s option, at either the prime rate plus an applicable margin ranging from 0.75% to 1.50% or at an adjusted London Interbank Offered Rate (“LIBOR”) plus an applicable margin ranging from 1.75% to 2.50%, in each case based on the Company’s net leverage ratio.  Based on the Company’s current net leverage ratio, the applicable margin for loans accruing interest at the prime rate is 1.00% and the applicable margin for loans accruing interest at LIBOR is 2.00%.

The Amended Credit Agreement is secured by a first priority security interest in substantially all of the Company’s assets.  Obligations under the Amended Credit Agreement are guaranteed by the Company and secured by the assets of each of its domestic subsidiaries.

The Amended Credit Agreement contains a number of covenants that, among other things, restrict the Company’s ability to, subject to specified exceptions, incur additional debt; incur additional liens and contingent liabilities; sell or dispose of assets; merge with or acquire other companies; liquidate or dissolve; engage in businesses that are not in a related line of business; make loans, advances or guarantees; pay dividends or make other distributions; engage in transactions with affiliates; and make investments.  The Company is also required to maintain a specified consolidated fixed charge coverage ratio and a specified total leverage ratio.

The Amended Credit Agreement includes customary events of default, including, but not limited to, payment defaults, covenant defaults, breaches of representations and warranties, cross defaults to certain indebtedness, certain events of bankruptcy and insolvency, defaults under any security documents, and a change of control.

The Term Loans will mature and all remaining amounts outstanding thereunder will be due and payable on October 1, 2023.

The foregoing description of the Amended Credit Agreement is a general description and is qualified in its entirety by reference to the Amended Credit Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Closing of Acquisition of Crest Marine, LLC

On October 1, 2018, the Company completed its previously announced acquisition of all of the outstanding membership interests and other equity securities of Crest, from its existing members (collectively, the “Sellers”), pursuant to a membership interest purchase agreement, dated as of September 10, 2018 (the “Membership Interest Purchase Agreement”), by and among the Purchaser, the Sellers and Patrick Fenton, as representative for the Sellers (the “Acquisition”) for an aggregate purchase price of approximately $80 million, subject to customary adjustments for the amount of working capital in the business as set forth in the Membership Interest Purchase Agreement.  A portion of the purchase price was deposited into escrow accounts in order to secure certain post-closing obligations of the Sellers.  The Membership Interest Purchase Agreement contains customary representations and warranties regarding the Purchaser, Crest and the Sellers, customary covenants, including post-closing restrictive covenants from the Sellers and certain other parties in favor of the Purchaser, indemnification provisions and other provisions customary for transactions of this nature.

The foregoing description of the Membership Interest Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Membership Interest Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2018.

The representations, warranties and covenants contained in the Membership Interest Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Membership Interest Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate.  In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Membership Interest Purchase Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company.  The Company’s stockholders and other investors are not third-party beneficiaries under the Membership Interest Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or Crest or any of their respective subsidiaries or affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.03.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on October 1, 2018, announcing the closing of the Acquisition, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statements in this Form 8-K related to the Acquisition.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the compliance with post-closing restrictive covenants set forth in the Membership Interest Purchase Agreement by the Sellers and certain other parties, and other factors affecting the Company detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Many of these risks and uncertainties are outside the Company’s control, and there may be other risks and uncertainties which the Company does not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future.  Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that the Company’s expectations will be achieved.  Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation (and the Company expressly disclaims any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.

(b)                                 Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.

(d)                                 Exhibits.

The following exhibits are being furnished as part of this report:

Exhibit No.	Description
2.1*

Membership Interest Purchase Agreement, dated September 10, 2018, among MCBC Holdings, Inc., all of the members of Crest Marine, LLC and Patrick Fenton, as representative for the members of Crest Marine, LLC

10.1

Fourth Amended and Restated Credit and Guaranty Agreement, dated October 1, 2017, by and among MCBC Holdings, Inc. as a guarantor, MasterCraft Boat Company, LLC, MasterCraft Services, LLC, MasterCraft International Sales Administration, Inc., Nautic Star, LLC, NS Transport, LLC, and Crest Marine, LLC as borrowers, Fifth Third Bank as the agent and letter of credit issuer, and the lenders party thereto

99.1	Press Release dated October 1, 2018

*Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2018.

EXHIBIT INDEX

Exhibit No.	Description
2.1*

Membership Interest Purchase Agreement, dated September 10, 2018, among MCBC Holdings, Inc., all of the members of Crest Marine, LLC and Patrick Fenton, as representative for the members of Crest Marine, LLC

10.1

Fourth Amended and Restated Credit and Guaranty Agreement, dated October 1, 2017, by and among MCBC Holdings, Inc. as a guarantor, MasterCraft Boat Company, LLC, MasterCraft Services, LLC, MasterCraft International Sales Administration, Inc., Nautic Star, LLC, NS Transport, LLC, and Crest Marine, LLC as borrowers, Fifth Third Bank as the agent and letter of credit issuer, and the lenders party thereto

99.1	Press Release dated October 1, 2018

*Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCBC HOLDINGS, INC.

/s/Timothy M. Oxley
Timothy M. Oxley
Chief Financial Officer, Treasurer and Secretary

Dated: October 1, 2018